UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 26, 2019

Commission File No.	Exact Name of Registrants as Specified in their Charters, Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Nos.	Former name, former address and former fiscal year, if changed since last report
1-14201	SEMPRA ENERGY	California	33-0732627	No change
488 8th Avenue
San Diego, California 92101
(619) 696-2000

1-03779	SAN DIEGO GAS & ELECTRIC COMPANY	California	95-1184800	No change
8326 Century Park Court
San Diego, California 92123
(619) 696-2000

1-01402	SOUTHERN CALIFORNIA GAS COMPANY	California	95-1240705	No change
555 West Fifth Street
Los Angeles, California 90013
(213) 244-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
SEMPRA ENERGY:
Sempra Energy Common Stock, without par value	SRE	NYSE

Sempra Energy 6% Mandatory Convertible Preferred Stock, Series A, $100 liquidation preference	SREPRA	NYSE

Sempra Energy 6.75% Mandatory Convertible Preferred Stock, Series B, $100 liquidation preference	SREPRB	NYSE

Sempra Energy 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	NYSE

SAN DIEGO GAS & ELECTRIC COMPANY:
None

SOUTHERN CALIFORNIA GAS COMPANY:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company
Sempra Energy	☐
San Diego Gas & Electric Company	☐
Southern California Gas Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Sempra Energy	☐
San Diego Gas & Electric Company	☐
Southern California Gas Company	☐

FORM 8-K

Item 8.01 Other Events.

2019 General Rate Case Final Decision

On September 26, 2019, the California Public Utilities Commission issued a final decision (2019 GRC FD) in the 2019 General Rate Case (GRC) of San Diego Gas & Electric Company (SDG&E) and Southern California Gas Company (SoCalGas) (SDG&E and SoCalGas are both indirect subsidiaries of Sempra Energy and are collectively referred to in this report as the California Utilities). SDG&E and SoCalGas filed their 2019 GRC applications in October 2017, and subsequently updated their applications in April 2018 to address the impacts of the Tax Cuts and Jobs Act of 2017 (each application, as updated, is referred to in this report as the Application).

The 2019 GRC FD adopts a test year 2019 revenue requirement of $1.990 billion for SDG&E’s combined operations ($1.590 billion for its electric operations and $0.400 billion for its natural gas operations), which is $213 million lower than the $2.203 billion that SDG&E had requested in its Application. SDG&E’s adopted revenue requirement represents an increase of $107 million (5.70%) over its authorized 2018 revenue requirement. There are no revenues authorized associated with the potential ownership of Otay Mesa Energy Center (OMEC). This is consistent with the amended resource adequacy agreement executed in August 2019 to irrevocably rescind exercise of the put option requiring SDG&E to purchase the power plant.

The 2019 GRC FD adopts a test year 2019 revenue requirement of $2.770 billion for SoCalGas, which is $167 million lower than the $2.937 billion that SoCalGas had requested in its Application. SoCalGas’ adopted revenue requirement represents an increase of $314 million (12.80%) over its authorized 2018 revenue requirement.

The 2019 GRC FD retains the three-year GRC cycle for both utilities, specifying the 2020 and 2021 revenue requirement increases. The increases include separately authorized components for operation and maintenance (O&M) margin and capital-related costs. For SDG&E, the 2020 and 2021 increase of $134 million (6.74%) and $102 million (4.83%), respectively, incorporates an increase for O&M margin of $20 million (2.64%) for 2020 and $19 million (2.47%) for 2021. Capital-related costs for SDG&E increased by $114 million (9.74%) for 2020 and $83 million (6.47%) for 2021. For SoCalGas, the 2020 and 2021 increase of $220 million (7.92%) and $150 million (5.00%), respectively, incorporates an increase for O&M margin of $36 million (2.64%) for 2020 and $34 million (2.40%) for 2021. Capital-related costs for SoCalGas increased by $184 million (14.36%) for 2020 and $116 million (7.93%) for 2021. This is the first GRC that includes revenues authorized for risk assessment mitigation phase activities.

The 2019 GRC FD also approves for the California Utilities the establishment of two-way liability insurance premium balancing accounts, including wildfire insurance premium costs. The 2019 GRC FD also permits the California Utilities to potentially purchase additional liability insurance coverage.

The California Utilities have recorded year-to-date revenues based on levels authorized for 2018. The 2019 GRC FD is effective retroactive to January 1, 2019, and the California Utilities will record the retroactive impacts in the third quarter of 2019.

We provide additional information regarding the 2019 GRC in Note 4 of the Notes to Consolidated Financial Statements in the combined Annual Report on Form 10-K for the year ended December 31, 2018 for Sempra Energy, SDG&E and SoCalGas, and in Note 4 of the Notes to Condensed Consolidated Financial Statements in the combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: September 26, 2019	By: /s/ Peter R. Wall
Peter R. Wall Vice President, Controller and Chief Accounting Officer

SAN DIEGO GAS & ELECTRIC COMPANY,
(Registrant)

Date: September 26, 2019	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Senior Vice President, Controller, Chief Financial Officer and Chief Accounting Officer

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: September 26, 2019	By: /s/ Mia L. DeMontigny
Mia L. DeMontigny Vice President, Controller, Chief Financial Officer and Chief Accounting Officer